UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard, Transfer of Listing

On March 31, 2009 TorreyPines Therapeutics, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that based on the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the year ended December 31, 2008, the Company does not comply with the minimum stockholders’ equity requirement of $10 million for continued listing on The Nasdaq Global Market as set forth in NASDAQ Marketplace Rule 4450(a)(3).

The Company has until April 15, 2009 to provide a specific plan to achieve and sustain compliance with all of the Nasdaq Global Market continued listing requirements, including a time frame for completion of the plan. The Nasdaq letter has no immediate effect on the listing of the Company’s common stock.

In the event that the Company receives notice that its common stock is being delisted from the Nasdaq Global Market, Nasdaq rules permit the Company to appeal any delisting determination by the Nasdaq staff to a Nasdaq Listing Qualifications Panel. Alternatively, Nasdaq may permit the Company to transfer its common stock to the Nasdaq Capital Market if it satisfies the requirements for continued listing on that market.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibit is furnished herewith:

99.1	Press release dated April 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: April 2, 2009	By:	/s/ Craig Johnson
	Name:	Craig Johnson
	Title:	Vice President, Finance and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated April 2, 2009